Exhibit 99.1

Newtek Business Services Corp. Reports Second Quarter 2017 Financial Results

Increases 2017 SBA Loan Origination Guidance
to Approximately $415 Million

Lake Success, N.Y. - August 2, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), announced today its financial results for the three and six months ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Net asset value (“NAV”) of $250.2 million, or $14.36 per share, at June 30, 2017; an increase of 22.4% and 19.7%, respectively, over NAV at June 30, 2016, and December 31, 2016.

•
Net investment loss of $(1.7) million, or $(0.10) per share, for the three months ended June 30, 2017, compared to a net investment loss of $(4.1) million, or $(0.28) per share, for the three months ended June 30, 2016.

•
Adjusted Net Investment Income (“ANII”)[1] of $7.2 million, or $0.41 per share, for the three months ended June 30, 2017; an increase of 44.9% over ANII of $4.9 million, or $0.34 per share, for the three months ended June 30, 2016.

•	Total investment income of $9.9 million for the three months ended June 30, 2017; an increase of 37.1% over total investment income of $7.2 million for the three months ended June 30, 2016.

•	Debt-to-equity ratio of 81.4% at June 30, 2017.

•	Total investment portfolio increased by 13.6% to $392.3 million at June 30, 2017, from $345.2 million at December 31, 2016.

Financial Highlights - Six Months Ended June 30, 2017

•
Net investment loss of $(3.8) million, or $(0.22) per share for the six months ended June 30, 2017, compared to a net investment loss of $(5.5) million, or $(0.38) per share, for the six months ended June 30, 2016.

•	ANII of $13.7 million, or $0.81 per share, for the six months ended June 30, 2017; an increase of 38.6% over ANII of $9.8 million, or $0.68 per share, for the six months ended June 30, 2016.

•	Total investment income of $18.9 million for the six months ended June 30, 2017; an increase of 34.8% over total investment income of $14.0 million for the six months ended June 30, 2016.

Additional Second Quarter 2017 Highlights

•	The Company closed its investment in a new wholly owned controlled portfolio company, IPM, an information technology consulting company.

•
Certain of Newtek’s wholly owned controlled portfolio companies increased the aggregate principal amount of the term loan facility with Goldman Sachs Bank USA to $50.0 million from $38.0 million and received a reduction in the interest rate of between 1.0% and 2.0%.

•
Newtek Small Business Finance, LLC (“NSBF”) increased its existing revolving credit facility through Capital One, National Association, by $50.0 million to $100.0 million and received a reduction in the interest rate of

1.125% to fund the unguaranteed portion of SBA 7(a) loans and 1.25% to fund the guaranteed portion of SBA 7(a) loans.

•	S&P Global Ratings raised its rating on the Company’s SBA 7(a) loan securitization Class A Notes issued by Newtek Small Business Loan Trust 2014-1, from A to A+.

•	NSBF’s servicing portfolio was approximately $1.1 billion at June 30, 2017, an increase of 24.8% over the same period one year ago.

•	The Company launched its newly redesigned website, www.newtekone.com, with enhanced user experience, expanded content, new features and improved navigation.

SBA Loan Origination Highlights

•	NSBF originated $159.2 million of SBA 7(a) loans during the six months ended June 30, 2017; an increase of 20.7% compared to $131.9 million for the six months ended June 30, 2016.

•	Newtek Business Credit Solutions (“NBC”), a controlled portfolio company, originated $4.8 million of SBA 504 loans for the six months ended June 30, 2017.

•
Increased 2017 SBA loan origination guidance to approximately $415.0 million in SBA 7(a) loans (by NSBF) and SBA 504 loans (by NBC), which would represent an approximate 31% increase in total SBA loan originations over 2016.

2017 Dividend Forecast and Payments

•	Paid a second quarter 2017 cash dividend of $0.40 per share on June 30, 2017 to shareholders of record as of May 31, 2017.

•	Forecast paying an annual cash dividend of $1.57[2] per share in 2017.

Barry Sloane, Chairman and Chief Executive Officer said, “We are extremely pleased with our financial performance, completing the first half of 2017 with double-digit percentage growth across multiple key metrics. Of note, our Adjusted Net Investment Income and investment income for the first six months of 2017 increased approximately 39% and 35%, respectively, compared to the same period last year. Additionally, we have raised our total SBA loan origination guidance for 2017 by approximately 4% to $415 million, which would represent an approximate 31% increase over total SBA loan originations in 2016. We remain positive about our continued growth and expect the second half of the year to follow our historical trend of yielding stronger results than the first half of the year.”

Mr. Sloane continued, “We are also proud to report that we have been able to continue to secure capital with more attractive financing terms, a testament to the market’s recognition of our strong track record and continued growth. Certain of our portfolio companies were able to increase the aggregate principal amount of the term loan facility with Goldman Sachs Bank USA to $50.0 million from $38.0 million with a reduction in the interest rate of between 1.0% and 2.0%. Additionally, NSBF increased its existing revolving credit facility through Capital One, from $50.0 million to $100.0 million, and received a reduction in the interest rate of 1.125% to fund the unguaranteed portion of SBA 7(a) loans and 1.25% to fund the guaranteed portion of SBA 7(a) loans. Together with our use of at-the-money (ATM) equity offerings during the second quarter, which allows us to access equity capital at a significantly lower underwriting cost than with a typical equity offering, we believe we are well capitalized as of the date of this release.”

Mr. Sloane concluded, “It remains our goal to grow our company organically as well through strategic investments within the business services footprint in order to capitalize on the tremendous opportunities the market has to offer. Specifically, our recent investment in our new wholly owned controlled portfolio company IPM (www.ipm.com), an information technology consulting company, positions Newtek’s portfolio companies to offer end-to-end technology solutions to small- and medium-sized businesses, commercial business and larger institutional clients. We will outline our portfolio company strategy for growth in the technology space on our conference call tomorrow morning as well as discuss our current investment pipeline.”

Investor Conference Call and Webcast

A conference call to discuss second quarter 2017 results will be hosted by Barry Sloane, Chairman and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, tomorrow, Thursday, August 3, 2017 at 8:30 a.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.
In addition, a live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation and will remain available for 90 days following the live presentation.

1Use of Non-GAAP Financial Measures - Newtek Business Services Corp. and Subsidiaries

In evaluating its business, Newtek considers and uses ANII as a measure of its operating performance. ANII includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans, and beginning in 2016, capital gain distributions from controlled portfolio companies, which are reoccurring events. The Company defines ANII as Net investment income (loss) plus Net realized gains recognized from the sale of guaranteed portions of SBA 7(a) loan investments less realized losses on non-affiliate investments, plus or minus loss on lease adjustment, plus the net realized gains on controlled investments.
The term ANII is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  ANII has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider ANII in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with U.S. GAAP.  Among other things, ANII does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools.  The Company compensates for these limitations by relying primarily on its GAAP results supplemented by ANII.
2Note Regarding Dividend Payments

Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors. The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In Thousands, except for Per Share Data)
	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $246,728 and $219,784, respectively; includes $181,568 and $197,927, respectively, related to securitization trusts)	$239,757	$211,471
SBA guaranteed non-affiliate investments (cost of $10,925 and $10,262, respectively)	12,224	11,512
Controlled investments (cost of $58,447 and $41,001, respectively)	137,005	121,302
Non-control/non-affiliate investments (cost of $3,255 and $904, respectively)	3,255	904
Investments in money market funds (cost of $35 and $35, respectively)	35	35
Total investments at fair value	392,276	345,224
Cash and cash equivalents	3,550	2,051
Restricted cash	23,594	20,845
Broker receivable	23,815	2,402
Due from related parties	3,345	3,748
Servicing assets, at fair value	18,124	16,246
Other assets	10,191	10,934
Total assets	$474,895	$401,450
LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$40,045	$5,100
Notes due 2022	7,895	7,853
Notes due 2021	38,939	38,767
Notes payable - Securitization trusts	101,108	118,122
Notes payable - related parties	15,741	1,400
Due to related parties	275	1,227
Deferred tax liabilities	5,575	5,983
Accounts payable, accrued expenses and other liabilities	15,073	13,904
Total liabilities	224,651	192,356
Commitments and contingencies
Net Assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 17,432 and 14,624 issued and outstanding, respectively)	349	293
Additional paid-in capital	229,891	188,472
(Distributions in excess of)/undistributed net investment income	(1,877)	8,092
Net unrealized appreciation, net of deferred taxes	12,017	13,008
Net realized gains/(losses)	9,864	(771)
Total net assets	250,244	209,094
Total liabilities and net assets	$474,895	$401,450
Net asset value per common share	$14.36	$14.30

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, except for Per Share Data)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Investment income:
From non-affiliate investments:
Interest income	$4,635	$2,370	$8,870	$4,821
Servicing income	1,723	1,659	3,369	3,030
Other income	896	624	1,561	1,221
Total investment income from non-affiliate investments	7,254	4,653	13,800	9,072
From controlled investments:
Interest income	121	77	268	159
Dividend income	2,475	2,493	4,775	4,786
Other income	54	—	54	—
Total investment income from controlled investments	2,650	2,570	5,097	4,945
Total investment income	9,904	7,223	18,897	14,017
Expenses:
Salaries and benefits	4,980	3,629	9,631	6,973
Interest	2,617	1,975	5,147	3,463
Depreciation and amortization	96	85	185	125
Professional fees	602	954	1,449	1,712
Origination and servicing	1,269	1,392	2,653	2,653
Other general and administrative costs	2,020	3,269	3,605	4,552
Total expenses	11,584	11,304	22,670	19,478
Net investment loss	(1,680)	(4,081)	(3,773)	(5,461)
Net realized and unrealized gains (losses):
Net realized gain on non-affiliate investments	8,914	7,534	17,599	13,820
Net unrealized (depreciation) appreciation on SBA guaranteed non-affiliate investments	(63)	706	50	768
Net unrealized appreciation (depreciation) on SBA unguaranteed non-affiliate investments	1,817	478	1,261	(549)
Net unrealized (depreciation) appreciation on controlled investments	(2,674)	2,034	(1,743)	5,724
Provision for deferred taxes on unrealized appreciation on controlled investments	976	(833)	410	(2,441)
Net unrealized depreciation on non-control/non-affiliate investments	—	(27)	—	(43)
Net unrealized depreciation on servicing assets	(360)	(438)	(969)	(841)
Net unrealized depreciation on credits in lieu of cash and notes payable in credits in lieu of cash	—	(1)	—	(1)
Net realized and unrealized gains	8,610	9,453	16,608	16,437
Net increase in net assets	$6,930	$5,372	$12,835	$10,976
Net increase in net assets per share	$0.40	$0.37	$0.76	$0.76
Net investment loss per share	$(0.10)	$(0.28)	$(0.22)	$(0.38)
Dividends declared per common share	$0.40	$0.35	$0.76	$0.70
Weighted average shares outstanding	17,345	14,481	16,867	14,495

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

(in thousands, except per share amounts)	Three months ended June 30, 2017	Per share	Three months ended June 30, 2016	Per share
Net investment loss	$(1,680)	$(0.10)	$(4,081)	$(0.28)
Net realized gain on non-affiliate debt investments	8,914	0.51	7,534	0.52
Loss on lease	(74)	(0.00)	1,487	0.10
Adjusted Net investment income	$7,160	$0.41	$4,940	$0.34

(in thousands, except per share amounts)	Six months ended June 30, 2017	Per share	Six months ended June 30, 2016	Per share
Net investment loss	$(3,773)	$(0.22)	$(5,461)	$(0.38)
Net realized gain on non-affiliate debt investments	17,599	1.04	13,820	0.95
Loss on lease	(175)	(0.01)	1,487	0.10
Adjusted Net investment income	$13,651	$0.81	$9,846	$0.68

Note: Amounts may not foot due to rounding